Execution Copy
Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”.  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 3 TO CONTRIBUTION AGREEMENT

This AMENDMENT NO. 3 TO CONTRIBUTION AGREEMENT (this “Amendment”), is executed as of August 31, 2011, by and between Shiva Biomedical, LLC, a New Jersey limited liability company having a business address of 10810 Executive Drive, Danville Building, Suite 100, Little Rock, Arkansas 22211 (“Shiva”), and CorMedix, Inc., formerly Picton Holding Company, Inc. (“Holdings”) and successor in interest to Picton Pharmaceuticals, Inc. (“Picton”), a Delaware corporation having a business address of 745 Route 202-206, Suite 303, Bridgewater, NJ 08807 (the “Company”).

INTRODUCTORY STATEMENT

WHEREAS, on July 28, 2006, Shiva, Picton, Holdings and the stockholders of Picton entered into that certain Contribution Agreement (the “Contribution Agreement”) relating to the development of License Product (as defined in the Contribution Agreement);

WHEREAS, on October 6, 2009, Shiva and the Company, formerly known as Holdings and successor in interest to Picton, entered into that certain Amendment to Contribution Agreement (“Amendment No. 1”);

WHEREAS, on February 22, 2010, Shiva and the Company entered into that certain Amendment to Contribution Agreement (“Amendment No. 2,” together with the Contribution Agreement and Amendment No. 1, the “Agreement”); and

WHEREAS, Shiva and the Company have since agreed that certain changes are required under the Agreement, including changes with respect to the development of Licensed Product, as well as, changes to allow the Company, in certain circumstances, to return either Shiva 101 or Shiva 102, as applicable, to Shiva without terminating the Agreement.

NOW THEREFORE, Shiva and the Company have agreed to amend the Agreement on the terms and subject to the conditions hereinafter set forth:

Section 1.          Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Agreement.

Section 2.          Development.  Article 5 of the Agreement is hereby amended to include a new Article 5.1.2 as follows:

5.1.2
Notwithstanding anything to the contrary contained in Article 5 of this Agreement, if after use of all reasonable commercial efforts to bring Licensed Products to market through a thorough, vigorous and diligent program for exploitation, including, but not limited to, all commercially reasonable efforts to carry out those activities under the Development Plan attached to the Agreement as Exhibit 5.1, the Company determines, in its sole and reasonable discretion, that it is commercially reasonable for the Company to discontinue development of a Licensed Product incorporating either Shiva 101 or Shiva 102, then, upon prior written notice by the Company to Shiva of such facts, the parties agree that the Company shall be free to cease and shall cease all development activities relating to such Licensed Product incorporating either Shiva 101 or Shiva 102, as applicable, and that, as applicable, Shiva 101 (which shall include, without limitation, any diagnostic test covered in any way by the Patent Rights or the Know-how) or Shiva 102 (which shall include, without limitation, deferiprone or any other compound whose composition or method of use or manufacture is covered in any way by the Patent Rights or the Know How) shall cease to be a Licensed Product for all purposes under this Agreement, including but not limited to with respect to Articles 6, 8 and 10 of this Agreement.  The Company hereby grants to Shiva, effective as of the date of any such notice, an irrevocable, fully paid-up, non-exclusive, unblocking license (with the right to sublicense) under any Company intellectual property necessary or useful in connection with the manufacture, use, sale or importation of Shiva 101 or Shiva 102, as the case may be, existing at the time of such notice to make, have made, use, have used, sell, have sold, import and have imported such Shiva 101 or Shiva 102, as the case may be. The parties further agree that promptly following such notice, the Company shall:

(a)	Reassign to Shiva all Know-how and other intellectual property that Shiva assigned to the Company pursuant to Article 3.1 relating to Shiva 101 or Shiva 102, as applicable, including any Improvements.

(b)
Unless otherwise prohibited by law, the Company shall, with respect to Shiva 101 or Shiva 102, as applicable, transfer and assign to Shiva all patent rights, know-how and other intellectual property controlled by the Company that specifically and directly relates to the composition of, or any method of using or method of making, Shiva 101 or Shiva 102 (the “Company IP Rights”), as the case may be, including as applicable:  (i) copies of all regulatory submissions; (ii) all data and reports from pre-clinical and clinical studies; (iii) any prototypes, designs or models; (iii) any communications with the FDA and the minutes of any meetings with the FDA relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable; (iv) trial master files relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, including copies of all case report forms; (v) copies of all listings and tables of results from the clinical trials relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable; (vi) copies of all treatment-related serious adverse event reports from the clinical trials relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable; (vii) any retained samples of materials used in clinical trials relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable; (viii) rights of access to CROs involved in the clinical trials relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable; (ix) the data, files and results of any CMC related activities regarding any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable; and (x) all other information that Shiva may reasonably request regarding the manufacturing of any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, clinical trials with respect to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, and the commercial sale of any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable.

(c)
The Company shall use commercially reasonable efforts to arrange (i) for the assignment to Shiva of any manufacturing, supply, or similar commercial contract related to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, or ingredient thereof and necessary or desirable for the manufacture, development, and commercialization of any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, subject to the assumption of such contract by Shiva or (ii) for any Third Party who is (as of that time) a party with the Company to any such contract to enter into a similar contract with Shiva, on a basis acceptable to Shiva, provided that the Company shall not be required to make any payment or provide any other consideration in order to arrange for any such assignment or similar contract.

(d)
The Company shall grant to Shiva a free-of-charge right to reference and use and have full access to all Governmental Approvals and all other regulatory documents relating to any Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, including any IND, any NDA and any DMF (whether as an independent document or as part of any NDA, and all chemistry, manufacturing and controls information), and any supplements, amendments or updates to the foregoing, where such regulatory documents are owned or sufficiently Controlled by the Company, directly or indirectly, to permit such grant (for the purposes of this Article, the “Right of Reference”). Shiva may sublicense the Right of Reference to Affiliates and to Third Parties, in Shiva’s sole discretion.

(e)
Upon Shiva’s request, the Company shall transfer to Shiva any Governmental Approvals or other applicable regulatory filings related to Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, which are owned and held by the Company as of that time.

(f)
The Company shall transfer to Shiva at Shiva’s request all or any part of the Company’s inventory of (i) Licensed Product incorporating Shiva 101 or Shiva 102, as applicable, and (ii) GMP and non-GMP Compound relating to Licensed Product incorporating Shiva 101 or Shiva 102, as applicable.

(g)	Notwithstanding the foregoing, nothing in this Article 5.1.2 shall relieve the Company of its obligations under Article 6.3.2(a) of this Agreement.

Section 3.          Development.  Article 5 of the Agreement is hereby amended to include new Article 5.2 as follows:

5.2  Development Committee

5.2.1    The Company and Shiva will appoint representatives to the Development Committee (the “DC”) in accordance with the terms of this Article 5.2.1 and convene the first DC meeting. The DC will coordinate and oversee the development of the Licensed Product in accordance with the Development Plan. The purposes of the DC will be, with respect to the License Product only, (a) to coordinate the management and implementation of the parties’ development activities hereunder, including arrangement of clinical trials, (b) to update the Development Plan in a manner consistent with the Development Plan by providing additional detail regarding the activities described therein and to amend the Development Plan from time to time in order to facilitate and clarify the parties’ development activities thereunder, and (c) to recruit internationally-recognized investigators to assist with the Development Plan. The DC will have the membership and will operate by the procedures set forth in Article 5.2.2 below.

5.2.2    The DC shall have up to three (3) members.  Two members of the DC shall be representatives designated by the Company and one member of the DC shall be designated by Shiva.  The initial representatives of the Company shall be John Houghton and Mark Klausner.  The initial representative of Shiva shall be Dr. Sudhir V. Shah.  Each of the Company and Shiva may replace its representatives on the DC at any time upon written notice to the other party.  Notwithstanding the foregoing, upon prior notice, a reasonable number of employees, consultants, representatives or advisors of the Company who are not the Company’s DC representatives may attend DC meetings as observers.

5.2.3    The DC will have only such powers as are specifically delegated to it hereunder and will not be a substitute for the rights of the parties. Without limiting the generality of the foregoing, the DC will not have any power to amend this Agreement (except amendments to the Development Plan). Any amendment to the terms and conditions of this Agreement may only be implemented pursuant to Article 17.5 of the Agreement (Entire Agreement; Amendment).

5.2.4    The DC will take action by unanimous vote with each party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the members of the DC.  In the event there is not unanimity among the DC members, the Company shall have sole and final decision making authority.

Section 4.          Royalties and Other Payments.  The heading of Article 6.3 is hereby amended to read “Royalties and Other Payments” and Article 6.3.2(a) is hereby amended and restated in its entirety to read as follows:
(a)           Up to One Million Dollars ($1,000,000), payable as follows:

(i)	One Hundred Thousand Dollars ($100,000), payable no later than September 8, 2011;

(ii)
Four Hundred Fifty Thousand Dollars ($450,000), payable on or before December 31, 2011; provided, the Company continues development of Shiva 102 in accordance with Article 5 of this Agreement from the date of this Amendment through December 31, 2011.  If the Company, in accordance with Article 5.1.2 of this Agreement, ceases development of Shiva 102 on or prior to December 31, 2011, then the payment obligation under this Article 6.3.2(a)(ii) shall be null, void and of no further force and effect; and

(iii)
Four Hundred Fifty Thousand Dollars ($450,000), payable on or before March 31, 2012; provided the Company continues development of Shiva 102 and Shiva 101 in accordance with Article 5 of this Agreement from the date of this Agreement through March 31, 2012.  If the Company, in accordance with Article 5.1.2 of this Agreement, ceases development of Shiva 101 and 102 on or prior to March 31, 2012, then the payment obligation under this Article 6.3.2(a)(iii) shall be null, void and of no further force and effect.  Notwithstanding the foregoing, in the event the Company ceases development of Shiva 102 on or prior to March 31, 2012 and the Company Out-licenses (as defined below) Shiva 101 on or prior to March 31, 2012; then the payment obligation under this Article 6.3.2(a)(iii) shall be null, void and of no further force and effect.

Section 5.          Shiva 101 Amendments.  In the event the Company sublicenses certain of its rights to Shiva 101 under the Agreement to an independent non-affiliated, third-party sub-licensee on or before *** (an “Out-license”), then the parties agree to make the following amendments to the Agreement:

(a)        If the Out-license is “exclusive” and the Company is prohibited from further sublicense its rights under the Agreement to Shiva 101, then the parties agree to amend and restate Article 6.3.2(i) in its entirety as follows:

6.3.2(i)
***, payable by the Company to Shiva in pro-rated installments in accordance with development and sales milestone payments received by the Company pursuant to the Out-license, as more fully described on Exhibit A attached hereto.

(b)       If the Out-license is “non-exclusive” and the Company is permitted to further sublicensing its rights to Shiva 101 under the Agreement, then the parties agree to amend and restate Articles 6.3.1 and 6.3.2(i) in their entirety as follows:

6.3.1        Unless this Agreement shall be terminated as hereinafter provided, during the applicable Royalty Term for each Licensed Product, except for License Product incorporating Shiva 101, the Company shall pay Shiva royalties on such Licensed Product on a country-by-country basis equal to *** percent (***%) of Net Sales. With respect to Licensed Product incorporating Shiva 101, unless this Agreement shall be terminated as hereinafter provided, during the Royalty Term the Company shall pay Shiva royalties on a country-by-country basis equal to *** percent (***%) of the royalties received by the Company pursuant to the Out-license, up to an aggregate of *** percent (***%) of the aggregate Net Sales of the Licensed Product incorporating Shiva 101 under the Out-license.

6.3.2(i)
***Dollars ($***) payable by the Company to Shiva in pro-rated installments in accordance with development and sales milestone payments received by the Company pursuant to the Out-license, as more fully described on Exhibit A attached hereto; and

(ii)
*** Dollars ($***) each time the Company successfully Out-licenses, on a non-exclusive basis, its rights under the Agreement to Shiva 101 following the initial Out-License, up to an aggregate payment to Shiva under this Article 6.3.2(i)(ii) of *** Dollars ($***).

Section 6.          Termination for Cause.  Article 10.4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

10.4.2
Shiva shall have the right to terminate this Agreement within *** (***) days after giving written notice of termination to the Company if the Company has not initiated patient dosing in a “Pivotal Trial” for a Licensed Product on or before March 31, 2012, where “Pivotal Trial” means (i) a Phase III clinical study (as such term is defined in 21 C.F.R.§ 312.21(c) or its successor regulation or the equivalent regulation in any other country), or (ii) if it has been determined at the time of first dosing that the data generated in such study, if successful, will be sufficient, without data from further studies, to support the filing of an NDA, a Phase II clinical study (as described above) or a combination Phase II clinical study and Phase III clinical study.

Section 7.         Development Plan.  Exhibit 5.1 of the Agreement is hereby amended and restated in its entirety to reach as provided in Exhibit 5.1 attached hereto.

Section 8.          Security Agreement.  As security for the Company’s payment obligations under Article 6.3.2(a), the Company hereby grants to Shiva a first security interest in the Company’s interest in the Company IP Rights as defined in Article 5.1.2(b) above  (subject to any Out-license). The parties hereby agree to negotiate and enter into a commercially reasonable Security Agreement on or before October 1, 2011, providing for such first priority security interest in the Company IP Rights (the “Security Agreement”), which Security Agreement shall expire by its terms immediately upon payment of the obligations described in Article 6.3.2(a) in accordance with the terms and conditions contained therein.

Section 9.          Full Force and Effect.  This Amendment shall be in full force and effect from and after the date hereof.  Except as amended hereby, the Agreement shall remain in full force and effect.

Section 10.        Shiva Expenses.  The Company shall pay to Shiva up to $*** as reimbursement for all reasonable and documented expenses directly incurred by Shiva in connection with this Amendment, payable by the Company within *** (***) days of receipt of related invoices.

Section 11.        Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be signed and delivered to the other parties by facsimile signature; such transmission will be deemed a valid signature.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, in triplicate by proper persons thereunto duly authorized.

CORMEDIX, INC.		SHIVA BIOMEDICAL, LLC

By:	/s/ John C. Houghton	By:	/s/Sudhir V. Shah
Name:	John C. Houghton	Name:	Sudhir V. Shah
Title:	President and CEO	Title:	President
Date:	August 31 ,2011	Date:	August 29 ,2011

Signature Page to
Amendment No. 3 to Contribution Agreement

EXHIBIT 5.1

DEVELOPMENT PLAN

This Development Plan replaces all previous Development Plans.

The Development Plan consists of the attached Clinical Development Timeline for Shiva Products (Exhibit 5.1 A) and the attached Global Development Plan for Deferiprone (Exhibit 5.1 B).

EXHIBIT A

EXCLUSIVE/NON-EXCLUSIVE OUT-LICENSE: MILESTONE PAYMENTS